LEGALZOOM.COM, INC.
FORM OF GLOBAL RSU AWARD GRANT NOTICE
(2021 EQUITY INCENTIVE PLAN)
LegalZoom.com, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and, on the terms, set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth in this Global RSU Award Grant Notice (“Grant Notice”) and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement, including any additional terms and conditions for your country set forth in the appendix thereto (the “Appendix” and, together with the Global RSU Award Agreement, the “Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement, as applicable.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: [________________________________________]. Notwithstanding the foregoing, except as set forth below, vesting shall terminate upon the Participant’s termination of Continuous Service, as described in Section 6(l) of the Agreement.

Special Vesting:
(a)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event the Participant has a Qualifying Termination that occurs during the Change in Control Period, there shall be immediate vesting acceleration of one hundred percent (100%) of the restricted stock units subject to this RSU Award to the extent outstanding and unvested as of the date of the Participant’s Qualifying Termination.
(b)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event the Participant’s employment with the Company terminates as a result of the Participant’s death or Disability, the restricted stock units subject to this RSU Award, to the extent unvested and outstanding immediately prior to such termination of the Participant’s employment, shall immediately become fully vested.
(c)Capitalized terms used but not defined in this paragraph shall have the meaning set forth in the written employment agreement entered into between the Company and the Participant.
Issuance Schedule: One share of Common Stock will be issued for each Restricted Stock Unit which vests at the time set forth in in the Vesting Schedule of this Grant Notice and Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this Grant Notice and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice, and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended, or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

LegalZoom.com, Inc.     Participant:

By:
     [Name, Title]    Signature
Date:

2.